Exhibit 10.6

AMENDMENT NO. 2 TO THIRD AMENDED
AND RESTATED GAMING MANAGEMENT AGREEMENT

This Amendment No. 2 to Third Amended and Restated Gaming Management Agreement made and entered into as of this 5th day of June, 1999, at Concho, Oklahoma, by and between THE CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA, a federally recognized Indian tribe organized pursuant to Section 3 of the Act of June 26, 1936 (49 Stat. 1967) by and through its duly elected Business Committee (hereinafter referred to as the “Tribe”), and SOUTHWEST CASINO AND HOTEL CORP., a Minnesota corporation with its principal place of business located in Minneapolis, Minnesota (hereinafter referred to as “Manager”).

WITNESSETH:

WHEREAS, the Tribe and the Manager are parties to the Third Amended and Restated Gaming Management Agreement dated June 16, 1995 (the “Agreement”), for the operation of a Class II gaming facility at the location described in the Agreement, which Agreement was amended by Amendment No. 1 dated November 21, 1996, and subsequently withdrawn on February 20, 1997; and

WHEREAS, the Tribe and Manager desire to amend the Agreement as set forth below.

NOW, THEREFORE, it is agreed by the parties as follows:

1.             All capitalized terms not otherwise defined herein shall have the definitions contained in the Agreement.

2.             Section 2.4 of the Agreement is hereby amended by deleting the first sentence of said section and replacing it with the following sentence:

“This Agreement shall be for an initial term commencing on May 20, 1994 and ending May 19, 2001, which term shall be extended for an additional three-year period ending May 19, 2004.”

3.             Section 6.1 of the Agreement is hereby amended by deleting the first sentence of said section and replacing it with the following sentence:

“In consideration of the performance of the duties and obligations assumed by Manager hereunder, together with Manager’s contribution to the Tribe of its 49.7 acre parcel of land near Elk City, Oklahoma, Manager shall receive compensation equal to the sum of (i) the lesser of (a) thirty percent (30%) of Net Revenues, or (b) thirty-five percent (35%) of Adjusted Net Revenues plus (ii) thirty percent (30%) of Non-Gaming Net Revenues; provided, however, for the three (3) year period commencing the first day of the month following approval of this Amendment No. 2 by the NIGC, Manager’s compensation shall be equal to the sum of (i) thirty-five percent (35%) of Net Revenues plus (ii) thirty-five percent (35%) of Non-Gaming Net Revenues.”

4.             Except as provided above, all of the terms and conditions of the Agreement remain in full force and effect.

ACKNOWLEDGMENT

THE CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA, acting by and through its delegated representative, James Pedro, Tribal Chairman, and SOUTHWEST CASINO AND HOTEL CORP. by its Chairman of the Board/Chief Executive Officer hereby agree to the foregoing Amendment No. 2 to the Third Amended and Restated Gaming Management Agreement by and between THE CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA and SOUTHWEST CASINO AND HOTEL CORP. with an effective date as defined in Section 19.8 of the Agreement.

IN WITNESS WHEREOF, we have set our hands this 5th day of June, 1999 at Concho, Oklahoma.

CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA
By and through its delegated representative

/s/ James Pedro

James Pedro, Chairman

31st Business Committee

ATTEST:

/s/
Secretary

SOUTHWEST CASINO AND HOTEL CORP.

	By	/s/ Jeffrey S. Halpern
Jeffrey S. Halpern, Chairman of the Board
and Chief Executive Officer

The foregoing AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED GAMING MANAGEMENT AGREEMENT is hereby approved this          day of                , 1999.

NATIONAL INDIAN GAMING COMMISSION

By
Its